UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2018

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)       As disclosed below in Item 5.07, the shareholders of CyberOptics Corporation (“CyberOptics”) adopted certain amendments to the CyberOptics Corporation 1992 Employee Stock Purchase Plan, as previously amended (the “ESPP”). The amendments (the “Amendments”) (i) increased the number of shares of CyberOptics common stock that may be issued under the ESPP by 150,000, and (ii) extended the termination date of the ESPP to August 1, 2028. As a result of the Amendment, the maximum number of shares that may be sold under the ESPP from the inception date thereof will not exceed 1,200,000.

The ESPP reserves shares of CyberOptics common stock for sale to participating employees at the lower of 85% of the fair market value of CyberOptics common stock on the first business day, or the last business day, of the applicable purchase period. Under the terms of the ESPP, purchase periods begin on the first business day of August of each year and end on the last business day of July of the following year.

Participating employees may direct CyberOptics to make payroll deductions of between 1% and 10% of their compensation during a purchase period that will be applied to the purchase of shares under the ESPP, but may not invest more than $6,500 to acquire shares of CyberOptics common stock through the ESPP during any purchase period. Participants may withdraw from the ESPP at any time, although no employee may enroll again after a withdrawal until commencement of the next purchase period. No participant may purchase more than 10,000 shares or shares having a market value exceeding $25,000 under the ESPP during any purchase period. If total purchases during a purchase period would result in the sale of more than 100,000 shares under the ESPP, each participant is allocated a pro rata portion of the 100,000 shares that may be sold in the purchase period.

Any U.S. employee of CyberOptics (other than employees who have been employed fewer than six months or whose customary employment is less than 20 hours a week or five months during any calendar year) is eligible to participate in the ESPP, provided that no employee who holds more than 5% of the shares of outstanding CyberOptics common stock may participate.

A copy of the ESPP, as amended and restated to give effect to the Amendments, is attached as Exhibit 4.1 to this current report on Form 8-K.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

CyberOptics held its annual meeting of shareholders on May 10, 2018. At the meeting, each of Craig D. Gates, Dr. Subodh K. Kulkarni, Irene M. Qualters, Michael M. Selzer, Jr. and Dr. Vivek Mohindra were elected as directors to serve until the annual shareholder meeting in 2019 or until their successors are elected and qualify. The shareholders of CyberOptics approved amendments to the 1992 Employee Stock Purchase Plan, as amended, to increase the number of shares that may be issued under the plan by 150,000, and to extend the termination date of the plan to August 1, 2028. The shareholders approved, on a nonbinding advisory basis, compensation for our executive officers, and ratified the appointment of Grant Thornton LLP as CyberOptics’ independent registered public accounting firm for the year ending December 31, 2018.

As of the March 30, 2018 record date for the meeting, there were 7,005,936 shares of common stock issued and outstanding and 5,796,684 shares were represented at the annual meeting. The voting results were as follows:

1.	To elect five directors to serve until the annual meeting in 2019.

	For	Withheld	Broker Non-Votes
Craig D. Gates	4,034,543	54,673	1,707,468
Dr. Subodh K. Kulkarni	4,067,292	21,924	1,707,468
Irene M. Qualters	3,910,389	178,827	1,707,468
Michael M. Selzer, Jr.	3,904,664	184,552	1,707,468
Dr. Vivek Mohindra	4,081,858	7,338	1,707,468

2.	To approve amendments to the CyberOptics Corporation 1992 Employee Stock Purchase Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,943,843	130,114	15,259	1,707,468

3.	To approve, on a non-binding advisory basis, the compensation to our executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,009,010	53,009	27,197	1,707,468

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,670,908	118,523	7,253	0

Consistent with the prior vote on the desired frequency of the non-binding shareholder vote on the compensation of executives, the Board of Directors of CyberOptics has determined to include the vote on executive compensation annually in its proxy materials until the next required vote on the frequency of such vote.

Item 9.01.     Financial Statements and Exhibits

Exhibit 4.1     CyberOptics Corporation 1992 Employee Stock Purchase Plan, as amended and restated through May 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION.

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen, Chief Financial Officer

Dated:   May 15, 2018

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